Adamas Trust Increases Quarterly Common Stock
Dividend by 11.1% to $0.30 Per Share

NEW YORK, NY – August 11, 2026 (GLOBE NEWSWIRE) - Adamas Trust, Inc. (Nasdaq: ADAM) (the “Company” or “Adamas”) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.30 per share on shares of its common stock for the quarter ending September 30, 2026, an increase from the Company’s $0.27 per share common stock dividend declared and paid for the quarter ended June 30, 2026. The dividend will be payable on October 28, 2026 to common stockholders of record as of the close of business on September 22, 2026.

“We believe that the increase in our quarterly dividend reflects the continued strength of Adamas’ earnings and our confidence in the Company’s financial position and outlook,” said Jason Serrano, Chief Executive Officer. “We expect our earnings performance, balance sheet and access to capital to provide us with meaningful flexibility to pursue attractive investment opportunities and support continued growth, while enabling us to provide stable distributions to our stockholders,” added Mr. Serrano.

About Adamas Trust
Adamas Trust, Inc. is an internally managed real estate investment trust (“REIT”) focused on strategically deploying capital across complementary businesses to generate durable earnings and long-term value for stockholders through disciplined portfolio management and an operating platform designed to capture opportunities across real estate and capital markets.

Forward-Looking Statements
When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subject, among others, may be forward-looking: the payment of dividends; the continued strength of the Company’s earnings; the Company’s confidence in its financial position and outlook; and the Company’s earnings performance, balance sheet and access to capital providing meaningful flexibility to the Company to pursue attractive investment opportunities and support continued growth, while enabling the Company to provide stable distributions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; impairments and declines in the value of the collateral underlying the Company's investments; changes in the benefits the Company anticipates from the acquisition of Constructive Loans, LLC; the Company's ability to effectively integrate Constructive Loans, LLC into the Company and the risks associated with the ongoing operation thereof; the Company's ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; the Company's exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that the Company owns or in which the Company invests.

These and other risks, uncertainties and factors, including the risk factors and other information described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

AT THE COMPANY
Investor Relations
Phone: 212-792-0107
Email: InvestorRelations@adamasreit.com